Exhibit 10.1

PARSLEY ENERGY OPERATIONS, LLC

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT,

CONFIDENTIALITY, AND NON-COMPETITION AGREEMENT

WHEREAS, Parsley Energy Operations, LLC (“Parsley”) and Matthew Gallagher, a natural person (“Employee”) (Employee and Parsley each referred to as a “Party” and, collectively, as the “Parties” herein) entered into an Amended and Restated Employment, Confidentiality, and Non-Competition Agreement, effective as of January 1, 2019 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as described below, effective as of January 1, 2019.

NOW, THEREFORE, the Agreement shall be amended as follows:

1.	Section 1.02 of the Agreement shall be deleted and the following shall be substituted therefor:

1.02 Base Salary. During the Term, Parsley will pay Employee a base salary of at least $750,000 per year, in periodic installments in accordance with Parsley’s customary payroll practices as may exist from time to time, but no less frequently than monthly. During the Term, Parsley may not decrease Employee’s salary below the base salary enumerated in this Section 1.02, but may, in Parsley’s sole discretion, increase Employee’s salary as it sees fit from time to time. Employee’s annual base salary, as in effect from time to time, is hereinafter referred to as Employee’s “Base Salary.”

2.	As amended hereby, the Parties ratify and reaffirm the Agreement.

[Signatures Follow]

First Amendment to Employment, Confidentiality, and Non-Competition Agreement	Page 1

Executed as of this 15th day of February, 2019.

EMPLOYEE:

/s/ Matthew Gallagher
Matthew Gallagher

PARSLEY ENERGY OPERATIONS, LLC

By:	/s/ Colin W. Roberts
Colin W. Roberts, EVP & General Counsel

First Amendment to Employment, Confidentiality, and Non-Competition Agreement	Signature Page